Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

UBS AG

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-283672

Final Prospectus: True

N/A

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price for the combined offerings is $4,036,000.